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American Business Products, Inc.                                      EXHIBIT 99
2100 RiverEdge Parkway, Suite 1200
Atlanta, Georgia  30328
(770) 953-8300



                                  Contact:  Richard G. Smith
                                            Chief Financial Officer
                                            American Business Products
                                            (770) 953-8300
FOR IMMEDIATE RELEASE
                                            Ed Bisno/Theresa Schillero
                                            Media Contact: Eileen King
                                            Morgen-Walke Associates, Inc.
                                            (212) 850-5600


                AMERICAN BUSINESS PRODUCTS RETAINS FIRM TO SELL
                            BOOK MANUFACTURING UNIT

         Atlanta, GA, December 21, 1998 - American Business Products, Inc. (NYSE:ABP) today announced that it has retained SunTrust Equitable Securities Corporation to sell BookCrafters USA, Inc., its book manufacturing business. This initiative is part of an overall corporate restructuring plan designed to maximize resources and enhance profitability. BookCrafters USA, with identifiable assets of approximately $30 million, generated revenue of about $45 million and a modest operating profit for the first eleven months of 1998.

         In connection with the decision to sell this unit, American Business Products stated that BookCrafters USA will be accounted for as a discontinued operation. The Company expects to record a material charge in the fourth quarter of 1998 related to the divestiture.

         Larry Gellerstedt, Chairman and Chief Executive Officer, commented, "After a thorough review of the Company's operations, we have decided that the divestiture of BookCrafters will enable us to focus our attention and strong financial resources on our core printing and flexible packaging businesses. While BookCrafters is a fine company, its operations do not fit in with our overall strategic plans for growth. We also believe that a divestiture of the unit to an owner who can expand and develop the business will benefit both the employees and customers of BookCrafters USA."

         Mr. Gellerstedt added, "As we near completion of the current year, we are encouraged by the progress and performance of our core businesses. We recently added Geoff Greulich as our Director of Business Development. Building on his experience in the packaging industry, we intend to accelerate growth by expanding our presence in the highly fragmented flexible packaging and printing markets."

         American Business Products, Inc. is a leading supplier of custom printing services and flexible packaging to growing niche markets. ABP operates through subsidiaries whose products and services include: Curtis 1000 Inc., a leader in direct-to-user marketing of custom-printed envelopes and labels, digital document services and business forms; Discount Labels, Inc., the largest short-run custom label producer in the U.S.; International Envelope Company, the world's largest converter of Tyvek(R) envelopes and manufacturer of specialty packages and filing systems; and Jen-Coat, Inc., a leader in specialty extrusion coating and laminating of packaging and other products.


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This press release contains certain forward-looking statements, including statements relating to the future financial results of the Company. Caution should be taken in relying upon forward-looking statements in this release because they involve a number of risks and uncertainties that could cause actual results to differ materially from any such statements. These risks and uncertainties include the Company's ability to successfully implement its corporate restructuring plan, to successfully penetrate new distribution channels, and to successfully implement its acquisition strategy. Additional risk factors are detailed in the Company's periodic filings with the Securities and Exchange Commission, including those risks identified in the section captioned, "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's quarterly report on Form 10-Q for the quarter ended September 30, 1998, which discussion is incorporated in this release by reference.
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